CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Post-Effective Amendment No. 141 to Registration Statement No. 333-143964 on Form N-1A of our report dated November 21, 2018, relating to the financial statements and financial highlights of First Trust STOXX(R) European Select Dividend Index Fund, First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund, First Trust Dow Jones Global Select Dividend Index Fund, First Trust Global Wind Energy ETF, First Trust Global Engineering and Construction ETF, First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure Index Fund, First Trust Indxx Global Natural Resources Income ETF, First Trust Indxx Global Agriculture ETF, First Trust BICK Index Fund, First Trust Nasdaq Smartphone Index Fund, First Trust NASDAQ Global Auto Index Fund, First Trust Cloud Computing ETF, First Trust International Equity Opportunities ETF (formerly First Trust International IPO ETF), and First Trust Nasdaq Cybersecurity ETF, appearing in the Annual Report on Form N-CSR for First Trust Exchange-Traded Fund II as of and for the year ended September 30, 2018, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Miscellaneous Information", "AIFM Directive Disclosures", and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ Deloitte & Touche LLP

Chicago, Illinois
January 28, 2019